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                                                                 EXHIBIT 23.14.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our reports dated January 23, 1998, February 10, 1997 and January 22, 1996, with respect to the financial statements of Century Properties Fund XVIII for the years ended December 31, 1997, 1996 and 1995, in the Prospectus Supplement of AIMCO Properties, L.P.

/s/ IMOWITZ KOENIG & CO., LLP

New York, NY
October 22, 1998